Investment Company Services Agreement

M3Sixty Funds Trust

This Agreement, dated as of September    , 2016, by and between M3Sixty Funds Trust (the “Trust”), a Delaware statutory business trust, on behalf of its series identified on Schedule B attached hereto, and operating as an open-end, investment management company registered under the Investment Company Act of 1940, as amended (the “Act”), duly organized and existing under the laws of the State of Delaware, and M3Sixty Administration, LLC (“M3Sixty”), a limited liability company duly organized under the laws of the State of Delaware (collectively, the “Parties”).

WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust and By-Laws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule “B” attached hereto and which Schedule “B” may be amended from time to time by written consent of the Trust and M3Sixty; and

WHEREAS, the Parties desire to enter into an agreement whereby M3Sixty will provide the services to the Trust as specified herein and set forth in particular in Schedule “A” which is attached hereto and made a part hereof.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

General Provisions

Section 1. Appointment.

The Trust hereby appoints M3Sixty as servicing and transfer agent and M3Sixty hereby accepts such appointment. In order that M3Sixty may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Trust to cooperate fully with M3Sixty and, upon request of M3Sixty, to provide such information, documents and advice relating to the Trust which M3Sixty requires to execute its responsibilities hereunder. In connection with its duties, M3Sixty shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to M3Sixty by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust would be deemed an expense of the Trust.

Any services performed by M3Sixty under this Agreement will conform to the requirements of:

(a)	the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

(b)	any other applicable provision of state and federal law;

(c)	the provisions of the Declaration of Trust and the By-Laws of the Trust as amended from time to time and delivered to M3Sixty;

(d)	any policies and determinations of the Board of Trustees of the Trust which are communicated to M3Sixty; and

(e)	the policies of the Trust as reflected in the Trust’s registration statement as filed with the U.S. Securities and Exchange Commission.

Nothing in this Agreement will prevent M3Sixty or any officer thereof from providing the same or comparable services for or with any other person, trust, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, trusts, firms or corporations, M3Sixty will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from M3Sixty as compared with the treatment provided to other M3Sixty clients.

Section 2. Duties and Obligations of M3Sixty.

Subject to the provisions of this Agreement, M3Sixty will provide to the Trust the specific services as set forth in Schedule “A” attached hereto.

Section 3. Definitions.

For purposes of this Agreement:

“Certificate” will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by M3Sixty.

“Custodian” will refer to that agent which provides safekeeping of the assets of the Trust.

“Instructions” will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

“Oral Instruction” will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to M3Sixty in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to M3Sixty to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions to M3Sixty on behalf of the Trust.

“Shareholders” will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by M3Sixty for the Trust.

“Shares” will mean the issued and outstanding shares of the Trust.

“Signature Guarantee” will mean the guarantee of signatures by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Eligible guarantor institutions include banks, brokers, dealers, credit unions, and national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution, which participates in a signature guarantee program.

“Written Instruction” will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to M3Sixty in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to M3Sixty to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to M3Sixty on behalf of the Trust.

Concerning Oral and Written Instructions For all purposes under this Agreement, M3Sixty is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered promptly. In cases where M3Sixty receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Trust’s records, the Trust shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

M3Sixty shall be entitled to rely on the first Instruction received from the Trust or its authorized agents, whether Oral or otherwise. For any act or omission undertaken by M3Sixty in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event any Instruction received by M3Sixty is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, M3Sixty shall act upon such subsequent Written or Oral Instruction. The sole obligation of M3Sixty with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such follow-up or confirmatory Written or Oral Instruction, and to report such discrepancy to the Trust. The Trust shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires M3Sixty to act; the Trust shall give M3Sixty specific Written Instruction as to the action required.

The Trust will file with M3Sixty a certified copy of each resolution of the Trust’s Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

Section 4. Indemnification.

(a)        M3Sixty, its officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from any material violation by M3Sixty of applicable U.S. securities laws, willful misfeasance, bad faith, negligence or reckless disregard on the part of M3Sixty in the performance of its obligations and duties under this Agreement.

(b)        Any director, officer, employee, shareholder or agent of M3Sixty, who may be or become an officer, director, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with M3Sixty’s duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of M3Sixty even though such person may be receiving compensation from M3Sixty.

(c)        The Trust agrees to indemnify and hold M3Sixty harmless, together with its officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which M3Sixty may sustain or incur or which may be asserted against M3Sixty by any person by reason of, or as a result of:

(i)	any action taken or omitted to be taken by M3Sixty except claims, demands, expenses and liabilities arising from any material violation by M3Sixty of applicable U.S. securities laws, willful misfeasance, bad faith, negligence or reckless disregard on the part of M3Sixty in the performance of its obligations and duties under this Agreement; or

(ii)	any action taken or omitted to be taken by M3Sixty in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by M3Sixty to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust, or upon the written opinion of legal counsel for the Trust or M3Sixty; or

(iii)	the offer or sale of shares of the Trust to any person, natural or otherwise, which is in violation of any state or federal law.

If a claim is made against M3Sixty as to which M3Sixty may seek indemnity under this Section, M3Sixty will notify the Trust promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Trust promptly of any action commenced against M3Sixty within ten (10) days after M3Sixty has been served with a summons or other legal process. Failure to notify the Trust will not, however, relieve the Trust from any liability, which it may have on account of the indemnity under this Section so long as the Trust has not been prejudiced in any material respect by such failure.

The Trust and M3Sixty will cooperate in the control of the defense of any action, suit or proceeding in which M3Sixty is involved and for which indemnity is being provided by the Trust to M3Sixty. The Trust may negotiate the settlement of any action, suit or proceeding subject to M3Sixty’s approval, which will not be unreasonably withheld. M3Sixty reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by M3Sixty in connection with, or as a result of such participation, will be borne solely by the Trust if:

(i)	M3Sixty has received an opinion of counsel from counsel to the Trust stating that the use of counsel to the Trust by M3Sixty would present an impermissible conflict of interest;

(ii)	the defendants in, or targets of, any such action or proceeding include both M3Sixty and the Trust, and legal counsel to M3Sixty has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Trust or which may be adverse to or inconsistent with defenses available to the Trust (in which case the Trust will not have the right to direct the defense of such action on behalf of M3Sixty); or

(iii)	the Trust authorizes M3Sixty to employ separate counsel at the expense of the Trust.

(d)        The terms of this Section will survive the termination of this Agreement.

Section 5. Representations and Warranties.

(a)        M3Sixty represents and warrants that:

(i)	it is a limited liability company duly organized and existing and in good standing under the laws of Delaware;

(ii)	it is empowered under applicable laws and by its Certificate of Organization and By-Laws to enter into and perform this Agreement;

(iii)	all requisite corporate proceedings have been taken to authorize M3Sixty to enter into and perform this Agreement;

(iv)	it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(v)	no legal or administrative proceedings have been instituted or threatened which would impair M3Sixty’s ability to perform its duties and obligations under this Agreement;

(vi)	its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of M3Sixty or any law or regulation applicable to it;

(vii)	it is registered as a transfer agent under Section 17A(c) (2) of the Exchange Act;

(viii)	this Agreement has been duly authorized by M3Sixty and, when executed and delivered, will constitute a valid, legal and binding obligation of M3Sixty, enforceable in accordance with its terms.

(b)        The Trust represents and warrants that:

(i)	it is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)	it is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement;

(iii)	all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

(iv)	no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

(v)	the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Trust, or any law or regulation applicable to either;

(vi)	the Shares are properly registered or otherwise authorized for issuance and sale;

(vii)	this Agreement has been duly authorized by the Trust and, when executed and delivered, will constitute a valid, legal and binding obligation of the Trust, enforceable in accordance with its terms.

(c)        Delivery of Documents

The Trust will furnish or cause to be furnished to M3Sixty the following documents;

(i)	current Prospectus and Statement of Additional Information for each portfolio attached hereto as may be amended from time to time;

(ii)	most recent Annual Report;

(iii)	most recent Semi-Annual Report for registered investment companies on Form N- CSR;

(iv)	certified copies of resolutions of the Trust’s Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

(d)        Record Keeping and Other Information

M3Sixty will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule “A” in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Trust and will be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records will be maintained by M3Sixty for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, M3Sixty will deliver all such records to the Trust or such person as the Trust may designate.

In case of any request or demand for the inspection of the Share records of the Trust, M3Sixty shall notify the Trust and secure instructions as to permitting or refusing such inspection. M3Sixty may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

Section 6. Compensation.

The Trust agrees to pay M3Sixty compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule “C” attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule “C” agreed upon in writing by the Parties. Upon receipt and approval of an invoice therefor, M3Sixty is authorized to collect such fees by debiting the Trust’s custody account. The Trust will approve or contest any invoice sent by M3Sixty within five (5) days of receipt. Disputed amounts shall not be deducted from the Trust’s custody account until the dispute is resolved. In addition, the Trust agrees to reimburse M3Sixty for any reasonable and ordinary out-of-pocket expenses paid by M3Sixty on behalf of the Trust within five (5) calendar days of the Trust’s receipt of an invoice therefor.

For the purpose of determining fees payable to M3Sixty, the value of the Trust’s net assets will be computed at the times and in the manner specified in the Trust’s Prospectus and Statement of Additional Information then in effect.

During the term of this Agreement, should the Trust seek services or functions in addition to those outlined below or in Schedule “A” attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.

In the event that the Trust is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts, which may be contested in good faith by the Trust), this Agreement may be terminated upon thirty (30) days’ written notice to the Trust by M3Sixty. In the event of a dispute over a billing amount, the Trust must notify M3Sixty in writing of the contested amounts within a reasonable time of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

Section 7. Days of Operation.

Nothing contained in this Agreement is intended to or will require M3Sixty, in any capacity hereunder, to perform any functions or duties on any day on which the New York Stock Exchange (“NYSE”) is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, M3Sixty will compute the net asset value of the Trust on each day required pursuant to Rule 22c-1 promulgated under the Act.

Section 8. Acts of God, etc.

M3Sixty will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

In the event of equipment failures beyond M3Sixty’s control, M3Sixty will, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by M3Sixty. M3Sixty has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment are available.

Section 9. Inspection and Ownership of Records.

In the event of a request or demand for the inspection of the records of the Trust, M3Sixty will use its best efforts to notify the Trust and to secure instructions as to permitting or refusing such inspection. M3Sixty may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Trust.

M3Sixty recognizes that the records it maintains for the Trust are the property of the Trust and will be surrendered to the Trust upon written notice to M3Sixty as outlined under Section 10(c) below. M3Sixty agrees to maintain the records and all other information of the Trust in a confidential manner and will not use such information for any purpose other than the performance of M3Sixty’s duties under this Agreement.

Section 10. Duration and Termination.

(a)        The initial term of this Agreement will be for the period of two (2) years, commencing on the date hereinabove first written (the “Effective Date”) and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

(b)        The fee schedules set forth in Schedule “C” attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

(c)        After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the “Notice Date”) of a date on which this Agreement shall be terminated (“Termination Date”). The Termination Date shall be set on a day not less than ninety (90) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the “Notice Period”. Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Trust will pay to M3Sixty such compensation as may be due as of the Termination Date and will likewise reimburse M3Sixty for any out-of-pocket expenses and disbursements reasonably incurred or expected to be incurred by M3Sixty up to and including the Termination Date. In the event that this Agreement is terminated or not renewed for any reason by the Trust with respect to the Portfolios, the Trust agrees that, in order to provide for uninterrupted service to the Portfolios, M3Sixty, at the Trust’s request, shall offer reasonable assistance to the Trust in converting the Portfolio’s records from M3Sixty’s systems to whatever services or systems are designated by the Portfolios (the “Deconversion”). Such Deconversion is subject to the recompense of M3Sixty for such assistance at its standard rates and fees in effect at the time.

(d)        In connection with the termination of this Agreement, if a successor to any of M3Sixty’s duties or responsibilities under this Agreement is designated by the Trust by written notice to M3Sixty, M3Sixty will promptly on the Termination Date, transfer to the successor all records which belong to the Trust and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor. The Trust shall reimburse M3Sixty in accordance with section 10(c) above with respect to the Deconversion.

(e)        Should the Trust desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, M3Sixty shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that M3Sixty will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Trust is liquidated or its assets merged or purchased or the like with another entity, payment of fees to M3Sixty shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at M3Sixty until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

(f)        Notwithstanding any other provisions of Paragraph 10, and after the passage of two (2) years from the effective date of this Agreement; in the event the Trust deregisters as an Investment Company with the United States Securities and Exchange Commission (“SEC”), this Agreement may be terminated by the Trust upon ninety (90) days written notice to M3Sixty. The Termination Date shall be ninety (90) days after the receipt of such notice by M3Sixty. Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Trust will pay to M3Sixty such compensation as may be due as of the Termination Date and will likewise reimburse M3Sixty for any out- of- pocket expenses and disbursements reasonably incurred or expected to be incurred by M3Sixty up to and including the Termination Date.

(g)        Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving any material violation of applicable U.S. securities laws, gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

Section 11. Rights of Ownership.

All computer programs and procedures developed to perform services required to be provided by M3Sixty under this Agreement are the property of M3Sixty. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

Section 12. Amendments to Documents.

The Trust will furnish M3Sixty written copies of any amendments to, or changes in, the Articles of Incorporation, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Trust which might have the effect of changing the procedures employed by M3Sixty in providing the services agreed to hereunder or which amendment might affect the duties of M3Sixty hereunder unless the Trust first obtains M3Sixty’s approval of such amendments or changes.

Section 13. Confidentiality.

Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. M3Sixty agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

Section 14. Notices.

Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Trust:	If to M3Sixty:

M3Sixty Funds Trust	M3Sixty Administration, LLC

4520 Main Street, Suite 1425	4520 Main Street, Suite 1425
Kansas City, Missouri 64111	Kansas City, Missouri 64111
Attention: Randall K. Linscott	Attention: Randall K. Linscott
President	President

Section 15. Amendment.

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule “B” attached hereto may be adjusted accordingly as mutually agreed upon.

Section 16. Authorization.

The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

Section 17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

Section 18. Assignment.

This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of M3Sixty or by M3Sixty without the written consent of the Trust which consent must be authorized or approved by a resolution by its respective Boards of Trustees prior to such assignment.

Section 19. Governing Law.

The laws of the State of Delaware will govern this Agreement and the exclusive venue of any action arising under this Agreement will be Dover, Delaware.

Section 20. Severability.

If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

Section 21. Limitation of Liability of the Trustees and Shareholders

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust’s Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust’s Agreement and Declaration of Trust.

Section 22. Anti-Money Laundering Delegation

In order to assist the Trust with the Trust’s anti-money laundering (“AML”) responsibilities under applicable AML laws, M3Sixty offers certain risk-based shareholder activity monitoring tools and procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with the Trust (the “AML Procedures”). If the Trust elects to have M3Sixty implement the AML Procedures and delegate the day-to-day operation of such AML Procedures to M3Sixty, the parties will agree to such terms as stated in the attached Schedule D which may be changed from time to time subject to mutual written agreement between the parties.

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Section 23. Entire Agreement

This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

In Witness Whereof, the Parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

M3Sixty Funds Trust	M3Sixty Administration, LLC

By: Randall K. Linscott	By: Randall K. Linscott
President	President

SCHEDULE A

Accounting Services Provided by M3Sixty

•	Journalize each Portfolio’s investment, capital share and income and expense activities.

•	Post and verify investment buy/sell trade tickets when received from the advisor or portfolio manager.

•	Maintain individual ledgers for investment securities.

•	Maintain historical tax lots for each security.

•	Reconcile cash and investment balances of each Portfolio with the custodian, and provide the advisor with the beginning cash balance available for investment purposes and shall include, but not be limited to, daily cash reports and large purchase/redemption reports provided to the advisor.

•	Update the cash availability throughout the day as required by the advisor.

•	Post to and prepare each Portfolio’s Statement of Assets and Liabilities and Statement of Operations.

•	Calculate expenses payable pursuant to the Trust’s various contractual obligations.

•	Control all disbursements from the Trust on behalf of each Portfolio and authorize such disbursements upon instructions of the Trust.

•	Calculate capital gains and losses.

•	Determine each Portfolio’s net income.

•	At the Portfolio’s expense, obtain security market prices or if such market prices are not readily available, then obtain such prices from services approved by the advisor, and in either case calculate the market or fair value of each Portfolio’s investments.

•	Where applicable, calculate the amortized cost value of debt instruments.

•	Transmit or mail a copy of the portfolio valuations to the advisor.

•	Compute the net asset value of each Portfolio on a daily basis each day or partial day that the New York Stock Exchange is open for business or as otherwise required under the Trust’s prospectus or the 1940 Act.

•	Report applicable net asset value and performance data to performance tracking organizations.

•	Compute each Portfolio’s yields, total returns, expense ratios and portfolio turnover rate.

•	Prepare and monitor the expense accruals and notify Trust management of any proposed adjustments.

•	Prepare monthly security transactions listings.

•	Prepare monthly broker security transactions summaries.

•	Supply various Trust and Portfolio statistical data to the Trust and its investment adviser as requested on an ongoing basis.

•	Prepare and file Federal and state tax returns, including preparation of support schedules necessary for completion of the returns.

•	Prepare and file the Trust’s annual, semiannual or quarterly reports with the SEC on Form N- SAR, N-CSR and form N-Q.

•	Prepare and file the Trust’s annual and semiannual reports to shareholders and proxy statements.

•	Prepare and file amendments to the Trust’s Registration Statements on Form N-1A and other filings relating to the registration of shares.

•	Prepare and file Rule 17g-1 with the SEC regarding Fidelity Bond coverage.

•	Prepare and file Form 24F-2 - Annual notice of securities sold pursuant to Rule 24f-2.

•	Prepare and file Form N-PX – Proxy Voting Report.

•	Monitor each Portfolio’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time (“Code”), including providing periodic reporting of any the potential violation of Subchapter M compliance.

•	Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things; maintain the qualification as a regulated investment company of each Portfolio of the Trust under the Code.

•	Provide other accounting services as may be agreed upon from time to time in writing by the Trust and M3Sixty.

Administrative Services Provided by M3Sixty

•	Provide overall day-to-day Trust administrative management, including coordination of investment advisor, custodian, transfer agency, distribution and pricing and accounting services.

•	Prepare or assist in the preparation and filing of all Federal and State reports including:

•	Trust’s post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940.

•	Form N-SAR - Semi-Annual Report for Registered Investment Companies.

•	Form N-CSR – Certified Shareholder Report.

•	Form N-Q – Quarterly Schedule of Portfolio Holdings

•	Rule 17g-1 filing with the SEC regarding Fidelity Bond coverage.

•	Form 24F-2 - Annual notice of securities sold pursuant to Rule 24f-2.

•	Form N-PX – Proxy Voting Report.

•	Ongoing monitoring of State Blue Sky registrations and filings with applicable states.

•	Prepare and file such reports, applications and documents as may be necessary or desirable to register the Trust’s shares with the Federal and state securities authorities, and monitor the sale of Trust shares for compliance with Federal and state securities laws.

•	Prepare and file reports to shareholders, including the annual and semi-annual report to shareholders; and coordinate mailing Prospectuses, notices, proxy statements, proxies and other reports to shareholders.

•	Provide layout and coordinate printing and distribution of shareholder communications, including Prospectuses and reports to shareholders.

•	Administer contracts on behalf of the Trust with, among others, the Trust’s investment advisor, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

•	Assist Trust’s legal counsel in the preparation for trustees/management meetings including, coordinating the agenda, distribution of minutes, attendance records and minute books.

•	Coordinate shareholder meetings, including assisting Trust counsel in preparation of proxy materials, preparation of minutes and tabulation of results.

•	Monitor and pay Trust bills, maintain Trust budget and report budget expenses and variances to Trust management.

•	Monitor the Trust’s compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the Trustamental and non-Trustamental investment policies and limitations set forth in the Trust’s Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Trust to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

•	Prepare and distribute to appropriate parties notices announcing dividends and other distributions to shareholders.

•	Provide other administrative services as may be agreed from time to time in writing by the Trust or Administrator.

Compliance Services Provided by M3Sixty

Provide compliance services to the Trust, including:

•	The provision of one of M3Sixty’s employees to serve as the Chief Compliance Officer of the Trust (“CCO”).

•	If approved by the Trust’s Board of Trustees, such employee will serve as CCO for the Trust without any compensation other than compensation paid by M3Sixty.

•	The CCO shall perform all duties and accept all responsibilities in the performance of duties for the Trust required under Rule 38a-1.

Transfer Agent, Shareholder Servicing Agent and Dividend Disbursing Agent Services Provided by M3Sixty

•	Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions automatic withdrawals, and wire order trades.

•	Reinvest or pay dividends and make other distributions.

•	Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Trust.

•	Process and confirm address changes.

•	Process standard account record changes as required, i.e. Dividend Codes, etc.

•	Microfilm and/or store source documents for transactions, such as account applications and correspondence.

•	Perform backup withholding for those accounts in accordance with Federal regulations.

•	Solicit missing taxpayer identification numbers.

•	Provide remote access inquiry to Trust records via Trust supplied hardware (Trust responsible for connection line and monthly fee).

•	Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

•	Name and address, including zip code.

•	Balance of Shares.

•	Number of Shares, issuance date of each share outstanding and cancellation date of each share no longer outstanding, if issued.

•	Balance of dollars available for redemption.

•	Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).

•	Type of account code.

•	Establishment date indicating the date an account was opened, carrying forward pre- conversion data as available.

•	Original establishment date for accounts opened by exchange.
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•	W-9 withholding status and periodic reporting.

•	State of residence code.

•	Social security or taxpayer identification number, and indication of certification.

•	Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.

•	Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

•	Provide the following reports and statements:

•	Prepare daily journals for Trust reflecting all shares and dollar activity for the previous day.

•	Supply information monthly for Trust’s preparation of Blue Sky reporting.

•	Supply monthly purchase, redemption and liquidation information for use in Trust’s N-SAR report.

•	Provide monthly average daily balance reports for the Trust.

•	Prepare and mail copies of summary statements to dealers and investment advisors.

•	Mail transaction confirmation statements daily to investors.

•	Address and mail four periodic financial reports (material must be adaptable to Transfer Agent’s mechanical equipment as reasonably specified by the Transfer Agent).

•	Mail periodic statement to investors.

•	Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.

•	Enclose various marketing material as designated by the Trust in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

•	Prepare and mail confirmation statements to dealers daily.

•	Prepare certified list of stockholders for proxy mailing.

•	Ensure compliance with USA Patriot Act and Privacy Regulations.

•	Ongoing monitoring of Lost Shareholders and RPO tracking.

SCHEDULE B

Portfolios Covered by This Agreement:

Cognios Large Cap Growth Fund
Cognios Large Cap Value Fund

Schedule D

AML Procedures

1.	Delegation.

1.1	In order to assist the Trust with the Trust’s AML responsibilities under applicable AML laws, M3Sixty offers certain risk-based AML Procedures that are reasonably designed to: (i) promote the detection and reporting of potential money laundering activities; and (ii) assist in the verification of persons opening accounts with the Trust. The Trust has had an opportunity to review the AML Procedures with M3Sixty and desires to implement the AML Procedures as part of the Trust’s overall AML program (the “AML Program”).

1.2	Accordingly, subject to the terms and conditions set forth in this Agreement, the Trust hereby instructs and directs M3Sixty to implement the AML Procedures as set forth in Section 4 below on the Trust’s behalf and delegates to M3Sixty the day-to-day operation of the AML Procedures. The AML Procedures set forth in Section 4 may be amended, from time to time, by mutual agreement of the Trust and M3Sixty upon the execution by such parties of a revised Schedule D bearing a later date than the date hereof.

1.3	M3Sixty agrees to perform such AML Procedures, with respect to the ownership of Shares in the Trust for which M3Sixty maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Agreement.

2.	Consent to Examination. In connection with the performance by M3Sixty of the AML Procedures, M3Sixty understands and acknowledges that the Trust remains responsible for assuring compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) and that the records M3Sixty maintains for the Trust relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. M3Sixty hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, M3Sixty will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

3.	Limitation on Delegation. The Trust acknowledges and agrees that in accepting the delegation hereunder, M3Sixty is agreeing to perform only the AML Procedures, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Trust with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the AML Procedures with respect to the ownership of, and transactions in, shares in the Trust for which M3Sixty maintains the applicable Shareholder information.

4.	AML Procedures[1]

4.1	Consistent with the services provided by M3Sixty and with respect to the ownership of shares in the Trust for which M3Sixty maintains the applicable Shareholder information, M3Sixty shall:

(a) On a daily basis, submit all new customer account registrations and registration changes against the Office of Foreign Assets Control (“OFAC”) database, the Politically Exposed Persons (“PEP”) database, and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(b) Submit all account registrations through OFAC database, the PEP database, and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(c) On a daily basis, submit special payee information from checks, outgoing wires and systematic withdrawal files through the OFAC database;

(d) Review certain types of redemption transactions that occur within thirty (30) days of an account establishment, registration change, or banking information change (e.g. redemption by wire within 30 days of banking information change; rapid depletion of account balance after establishment; and redemption by check within 30 days of address change);

(e) Review wires sent pursuant to banking instructions other than those on file with M3Sixty;

(f) Review accounts with small balances followed by large purchases;

(g) Review accounts with frequent activity within a specified date range followed by a large redemption;

(h) Review purchase and redemption activity by check that meets or exceeds $100,000 threshold on any given day;

(i) Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; prepare and file the SAR; provide the Trust with a copy of the SAR within a reasonable time after filing; and notify the Trust if any further communication is received from the U.S. Department of the Treasury or other law enforcement agencies regarding such filing;

(j) Compare account information to any FinCEN request received by the Trust and provided to M3Sixty pursuant to USA PATRIOT Act Sec. 314(a). Provide the Trust with the necessary information for it to respond to such request within required time frame;

[1]	The accounts, transactions, items and activity reviewed in each case are subject to certain standard exclusions as set forthin written procedures of the Transfer Agent, which havebeenmade available to the Fund and which may be modified fromtime to time.

(k) (i) Take reasonable steps to verify the identity of any person seeking to become a new customer of the Trust and notify the Trust in the event such person cannot be verified, (ii) Maintain records of the information used to verify the person’s identity, as required, and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorist organizations provided to the Trust by any government agency;

(l) Conduct due diligence and if required, enhanced due diligence in accordance with applicable regulations for new and existing correspondent accounts for foreign financial institutions (as defined in the applicable regulations). M3Sixty will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. If an account is determined to have a medium or above risk-ranking, M3Sixty will monitor the account on a monthly basis for unusual activity. In the situation where due diligence cannot be completed with respect to an account, M3Sixty will contact the Trust’s AML Officer for further instruction.

(m) Upon the request by the Trust, conduct due diligence to determine if the Trust is involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain “special measures” against such entities as required under Section 311 of the USA PATRIOT Act.

(n) Create and retain records required under the “Travel Rule” in connection with the transmittals of funds in amounts equal to or in excess of $3,000, and transmit such information on the transactions to the receiving financial institutions.

4.2	In the event that M3Sixty detects activity as a result of the foregoing procedures, which necessitates the filing by M3Sixty of a SAR or other similar report or notice to OFAC, then M3Sixty shall also immediately notify the Trust, unless prohibited by applicable law.

M3Sixty Funds Trust	M3Sixty Administration, LLC

By: Randall K. Linscott	By: Randall K. Linscott
President	President